UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2006

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 17, 2006 CVS Corporation announced that Paula A. Price has joined the Company as Senior Vice President, Controller and Chief Accounting Officer. Under the terms of her at-will employment arrangement with the Company, Ms. Price will receive an annual base salary of $390,000. She will also be eligible to receive an annual cash incentive award and to participate in the Company’s equity award programs available for senior management.

Previously, Ms. Price served as Senior Vice President and Chief Financial Officer for the Institutional Trust Services division of JPMorgan Chase & Co. from 2003 to 2005 and as Managing Director and Head of Corporate Strategy & Business Development from 2002 to 2003. Prior to joining JPMorgan Chase, Ms. Price held the position of General Manager and Chief Strategist of Prudential Retirement Services from 2000 to 2001.

Ms. Price has a BS in accounting from DePaul University and an MBA from the University of Chicago. Ms. Price is a certified public accountant.

Item 9.01 Exhibits

Exhibit 99.1    Press Release Dated July 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date: July 17, 2006	By:	/s/ David B. Rickard
	Name:	David B. Rickard
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer